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                                                                      EXHIBIT 99



600 Powers Building, 16 West Main Street,
Rochester, New York 14614-1601                                      585-454-1250

FOR IMMEDIATE RELEASE                             CONTACT: Mark W. Leunig
                                                  Director of Investor Relations
                                                  (585) 454-1250



       GENESEE CORPORATION ANNOUNCES $3 PER SHARE LIQUIDATING DISTRIBUTION
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     ROCHESTER, NEW YORK, September 17, 2002 -- Genesee Corporation (NASDAQ/NMS:
GENBB) announced today that its Board of Directors has declared a partial liquidating distribution of $3.00 per share, payable on October 11, 2002 to Class A and Class B shareholders of record on October 4, 2002. The partial liquidating distribution announced today is the fifth paid by the Corporation pursuant to the plan of liquidation and dissolution approved by the Corporation's shareholders in October 2000 and brings the total of liquidating distributions paid to date to $56.1 million. Distributions totaling $30.50 per share were paid to shareholders on March 1, 2001, November 1, 2001, May 17, 2002 and August 26, 2002.

     Taking into account the $5.00 per share liquidating distribution paid on August 26, 2002 and the $3.00 per share liquidating distribution payable October 11, 2002, the Corporation updated its estimate of net assets in liquidation to $16.5 million, or $9.87 per share, compared to net assets in liquidation at July 27, 2002 of $29.9 million, or $17.87 per share.

FORWARD-LOOKING STATEMENTS

     Statements made in this news release about the net assets of the Corporation in liquidation are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of significant risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the amount and timing of payments to the Corporation by the purchaser of the Corporation's brewing business under a promissory note held by the Corporation; the risk of default by the purchaser of the Corporation's brewing business on its payment and other obligations



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under such note; the possible extension of payment under the terms of the promissory note related to the sale of the Corporation's brewing business; possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the Corporation's brewing, foods and equipment leasing businesses and other assets; and risks associated with the liquidation and dissolution of the Corporation, including without limitation, settlement of the Corporation's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned during the liquidation period on the Corporation's bond portfolio and investments in money market funds, risks that the market value of the Corporation's bond portfolio could decline, risks associated with investment in bonds and money market funds in the current low interest rate environment, and the actual timing of the winding up and dissolution of the Corporation. Rules governing liquidation accounting require the Corporation to estimate the net value of assets in liquidation. The estimates of net assets in liquidation are based on present facts and circumstances and the value of assets actually realized in liquidation is expected to differ from the amounts estimated and could be greater or lesser than the amounts estimated. Accordingly, it is not possible to predict the aggregate amount that will ultimately be distributable to shareholders and no assurance can be given that the amount to be received in liquidation will equal or exceed the estimate of net assets in liquidation per share set forth in the accompanying Statement of Net Assets in Liquidation.




Copies of Genesee Corporation news releases are available free of charge on the Internet at http://www.prnewswire.com/comp/352775.html
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